CONSULTING AGREEMENT

PARTIES

This Service Contract Agreement (hereinafter referred to as the **"Agreement"**) is entered into on September 14, 2022 (the **"Effective Date"**), by and between Viridis Biotechnology, LLC, (hereinafter referred to as **"Viridis"**), and MJH Research, (hereinafter referred to as **"MHR"**) (collectively referred to as the **"Parties"**).

CONSIDERATION

The Parties agree that "Viridis" will provide the services attached hereunder, whereas "MHR" will in return provide compensation for such services and expertise.

SERVICES

"Viridis" will provide services to "MHR" by way of providing agricultural and commercial consulting.

RETAINER

A management fee of $200,000.00 (Two hundred thousand dollars and zero cents) will be paid to "Viridis" by "MHR." This fee shall cover the one-year compensation period, beginning January 1, 2022, and concluding December 31, 2022, for all the services provided and performed.
This consulting agreement shall act as the invoice to "MHR" unless The Parties determine otherwise.
The Parties agree that the initial payment is to be made via bank deposit to "Viridis" business account at Wells Fargo Bank within **ten (10)** days of signing this agreement. Account number and Routing number will be provided via internal communications
The payment will be made in two separate installments.

1. The first installment shall be in the form of $100,000.00 (one hundred thousand dollars and zero cents) cash.
2. The second shall be as either 33,000 shares of MJNE Registered stock, or a second cash payment of $100,000.00 (one hundred thousand dollars and zero cents) by February 15, 2023.

A. To complete the transaction, unless otherwise agreed to in writing by all parties, if the stock option is selected the following is to be completed as part of the transfer:
   - "MHR" shall provide "Viridis" with a shareholder agreement to ensure "Viridis" respects and follows the shareholder agreement for established shareholders within MJNE.
   - A 'Transfer of Stock Ownership" Form shall be drafted and completed by "MJNE" and signed by both parties.
   - To ensure federal (Security and Exchange Commission) and state stock compliance, a sales agreement detailing the parties and the number of stocks to be transferred shall be put into place.
   - Continuing, a Stock Transfer Ledger shall be created, detailing the institution's shares, their owners, and the appropriate clauses regarding the transaction.
   - When the above steps are completed, "MJNE" Board of Directors will acknowledge and finalize the new stock ownership and a Stock Certificate will be issued to "Viridis" by both certified mail and email.

TERM

This Agreement shall be effective on the date of signing this Agreement (hereinafter referred to as the "**Effective Date**") and will end on December 31, 2022.
Upon the end of the term of the Agreement, this Agreement will not be automatically renewed for a new term and must be agreed upon in writing by both Parties if the Agreement is extended.

LIMITATION OF LIABILITY

In the absence of negligence, bad faith or willful misconduct, "Viridis" and by extension, its owners, shall not be held liable to any other person, including any party claiming by, through or on behalf of "MJH", for any losses, liabilities, damages, costs or expenses arising out of any action or error in data or other information provided.

TERMINATION

This Agreement may be terminated in case the following occurs:

1. Immediately in case one of the Parties breaches this Agreement.
2. At any given time by providing a written notice to the other party, 20 days prior to terminating the Agreement.

EXCLUSIVITY

The Parties agree and understand that this Agreement is not exclusive and that the Parties are entitled to enter into other similar agreements with other parties.

CONFIDENTIALITY

All terms and conditions of this Agreement and any materials provided during the term of the Agreement must be kept confidential by The Parties, unless the disclosure is required pursuant to process of law.
Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the other party.

DISPUTE RESOLUTION

If a dispute arises out of or relates to this Agreement, or the breach thereof, the parties agree first to try in good faith to settle the dispute by mediation, which shall be conducted by a court approved mediator appointed by the Manatee County, Florida court system. Any dispute or difference whatsoever arising out of or in connection with this Agreement that cannot be settled by mediation shall be submitted to arbitration in accordance with, and subject to, the laws of Florida.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Florida.

SEVERABILITY

In an event where any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then the remaining provisions will remain to be enforced in accordance with the Parties' intention.

ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

AMENDMENTS

The Parties agree that any amendments made to this Agreement must be in writing and they must be signed by both Parties to this Agreement.
As such, any amendments made by the Parties will be applied to this Agreement.

SIGNATURE AND DATE

The Parties hereby agree to the terms and conditions set forth in this Agreement and such is demonstrated throughout by their signatures below:

VIRIDIS BIOTECHNOLOGY, LLC

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ALEX E. BEASLEY
OWNER/ PARTNER

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ANNIE B. EBERT
OWNER/ PARTNER

MJH RESEARCH

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